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                                                                  EXHIBIT 10.6

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement ("Agreement") by and between Aquasearch, Inc. (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation ("Purchaser"), is dated as of June 14, 2000.

                                    Recitals

         A. Purchaser desires to purchase, and the Company desires to sell, shares of the Company's common stock, on the terms and conditions as are set forth below.

         B. The parties intend that the purchase and sale of the shares as anticipated by this Agreement shall be accomplished without registration under the Securities Act of 1933, as amended (the "Securities Act"), and without registration or qualification under the securities laws of any state or other jurisdiction in reliance on exemptions from the registration requirements of the Securities Act, including without limitation Regulation D under the Securities Act and Section 4(2) of the Securities Act, provided, however, that except as expressly otherwise provided in this Agreement, nothing in this Agreement shall act or be construed as a limitation on Purchaser's right to sell any of the securities to be acquired pursuant to this Agreement pursuant to the registration statement contemplated by the Registration Rights Agreement (as defined below), or other provisions of the Registration Rights Agreement or in accordance with applicable laws.

         THEREFORE, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by their signatures below, the parties agree as follows (capitalized terms shall have the meanings ascribed to such terms in Exhibit A hereto, unless otherwise indicated):

         1.       PURCHASE OF COMMON STOCK.

                  1.1 SHARES. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to acquire from the Company, at each Closing, shares of Common Stock (the "Shares"), at a price determined in accordance with the following formula:

         Purchase Price: Eighty percent (80%) of the lowest Market Price on any of the Five (5) Business Days immediately following the Put Notice Date.

                  1.2 REGISTRATION RIGHTS. The Company and the Purchaser acknowledge and agree that by executing this Agreement, they shall be deemed to have executed the Registration Rights Agreement which is attached as Exhibit F hereto. The Registration Rights Agreement gives Purchaser certain registration rights with respect to the resale of Common Stock purchased hereunder.

         2.       CLOSINGS AND ESCROW.

                  2.1 CLOSING. Each closing shall occur on the Share Payment Date at the offices of Dundee Securities Corporation ("Escrow Agent") or at such other place, time or date as the parties may mutually agree to in writing. At each Closing, Purchaser shall deliver written instructions to the Escrow Agent to deliver to the Company (against receipt by the Share Escrow Agent of a certificate or certificates evidencing the Additional Shares) the Escrow Funds in U.S. dollars by wire transfer of immediately available funds to an account designated by the Company. At the Initial Closing,

                           (a)      the Company shall deliver to Purchaser (i) a
certificate or certificates evidencing the shares to be delivered at the Initial Closing (the "Initial Shares"), and (ii) the Initial Warrant duly executed on behalf of the Company; and

                           (b)      Purchaser shall deliver to the Company for
the Put Amount the Purchase Price times the number of Initial Shares, in U.S. dollars by wire transfer of immediately available funds to an account designated by the Company.

                  2.2      PURCHASES.

                           (a)      The Purchaser hereby unconditionally and
irrevocably agrees to purchase from the Company up to ten million dollars ($10,000,000) of Common Stock ("Common Stock") in one or more tranches on and subject to the terms and conditions provided in this Section 2.2.

                           (b)      Commencing on or after the Effective Date,
the Company may give a notice (a "Put Notice") to the Purchaser, with a copy to the Escrow Agent. The date the Put Notice is given to the Purchaser is referred to as the "Put Notice Date" The Put Notice shall specify the dollar amount (the "Put Amount") of the Common Stock to be purchased by the Purchaser (which amount shall be not be less than one hundred thousand dollars ($100,000) and not more than one million dollars ($1,000,000) in any given Put Notice).

                           (c)      Except as specifically provided in this
Section 2.2, the purchase and sale of Additional Shares effected on each Additional Closing Date shall be conducted as if it were the transactions referred to in the Transaction Documents (other than this Section 2.3). By way of illustration, and not in limitation, of the foregoing, each of the Company and the Purchaser shall be deemed to have made all of the representations, warranties and covenants set forth in the Transaction Documents as of the Additional Closing Date, and the terms of the Registration Rights Agreement will apply to the Additional Shares and the related Additional Warrants. Specifically, the Company acknowledges its obligation to register the Registrable Securities applicable to each additional Put Notice independent of any other effective registration applicable to Registrable Securities relating to prior Common Stock and related Warrants purchased on any prior Closing Date.


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                           (d)      It shall be a condition to the Company's
right to issue a Put Notice that, as of the Put Notice Date and the relevant Additional Closing Date, (A) the Registration Statement or Statements required to be filed under the Registration Rights Agreement for all Registrable Securities relating to Common Stock and related Warrants purchased prior to the Additional Closing Date contemplated by the current Put Notice shall have been declared effective and shall continue to be effective, (B) the Registration Rights Agreement shall continue to be in full force and effect and be applicable to the filing of and effectiveness of the registration of the sale of the Additional Shares and upon the exercise of the Warrants issued in connection with the closing of the Additional Shares (and the Company's issuance of the Additional Shares shall constitute the Company's confirmation thereof as of such date) , and (C) the representations and warranties of the Company contained in
Article 4 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Shares shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the Additional Closing Date (and the Company's issuance of the Additional Shares shall constitute the Company's making such representation and warranty as of such date).

                           (e)      It shall be a condition to the Company's
right to issue a Put Notice that, as of each Closing Date, the Put Amount shall not exceed the lesser of two hundred percent (200%) of the average Trading Volume for the twenty (20) consecutive trading days ending the day before the relevant Closing Date, or one million dollars ($1,000,000).

                           (f)      Except to the extent specifically
contemplated by the provisions of this Section, each Additional Closing shall be conducted upon the same terms and conditions as those applicable to the closing held on the Initial Closing Date.

                           (g)      The Purchaser's obligations under this
Section 2.2 shall terminate at the later of (i) eighteen (18) months after the Initial Closing Date, or (ii) the date at which the Company has sold ten million ($10,000,000) dollars of Common Stock to the Purchaser, provided however, that the Purchaser's obligations shall terminate no later than twenty-four (24) months after the Initial Closing Date.

                  2.3 ESCROW. Within three (3) Business Days after the Company has delivered a written notice to Purchaser that the SEC has declared the Registration Statement effective:

                           (a)      the Company shall deliver to the Escrow
Agent the Joint Escrow Instructions and the Initial Put Notice, duly executed on behalf of the Company; and

                           (b)      Purchaser shall deliver to the Escrow Agent
the Joint Escrow Instructions duly executed on behalf of Purchaser, and the Put Amount reflected in the Initial Put Notice, in U.S. dollars by wire transfer of immediately available funds to such account as may be designated by the Escrow Agent.


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

                  2.4      SHARE ESCROW.

                           (a)      Simultaneous with the execution of this
Agreement, the Company agrees to deliver twenty million (20,000,000) shares of Common Stock to the Share Escrow Agent to be held in Escrow pursuant to the terms of the Securities Joint Escrow Instructions annexed hereto as Exhibit B.

                           (b)      Simultaneous with the effectiveness of the
Registration Statement, the Company shall deliver to the Transfer Agent and the Share Escrow Agent, the Securities Joint Escrow Instructions in the form annexed hereto as Exhibit B.

                           (c)      The Common Stock shall be maintained with
the Share Escrow Agent until the termination of Purchaser's obligations under this Agreement ("Escrow Period"). At such time, the Share Escrow Agent, upon written notice from the Company, shall release the unissued share certificates back to the Transfer Agent for the Company within five (5) business days thereafter.

                  2.5      SHARE ISSUANCE.

                           (a)      Not later than two (2) business days after
the Share Valuation Date, the Company shall deliver a letter, in the form annexed hereto as Exhibit [ ], to the Share Escrow Agent, advising the Share Escrow Agent of the maximum number of Shares that may be sold by the Purchaser pursuant to the relevant Put Notice. Purchaser shall make payment of the Put Amount (less any applicable legal or other fees) within three (3) business days after delivery of such share letter to the Escrow Agent ("Share Payment Date").

                           (b)      In the event the Company does not deliver
the requisite instructions under Section 2.5(a) to the Escrow Agent within two
(2) business days after the Share Valuation Date, the Purchaser may at its option, elect to treat the Put Notice as null and void.

                           (c)      If the effectiveness of the Registration
Statement shall be suspended for any reason, Purchaser shall be under no obligation to accept or honor any Put Notice for a period of fifteen (15) days after the lifting of such terms or suspension of such Registration Statement.

         3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Company's acceptance of this Agreement, Purchaser hereby certifies, represents and warrants to the Company and its agents and attorneys as follows, which representations and warranties are solely for the benefit of the Company and may be waived in whole or in part at any time prior to Closing by the Company:

                  3.1 INTENT. Purchaser will be acquiring the Securities for its own account, and Purchaser has no present arrangement (whether or not legally binding) to sell any of the Securities to or through any Person; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the instruments and documents executed in connection with this Agreement. Purchaser understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

                  3.2 SOPHISTICATED INVESTOR; DOMICILE. Purchaser and each of its members is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as defined in Rule 501(a) of Regulation D), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company's securities. Purchaser was not formed exclusively for the purpose of entering into the transactions contemplated hereby. Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

                  3.3 ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

                  3.4 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by Purchaser and (assuming due authorization and valid execution by the Company) is a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The person or persons executing this Agreement and all exhibits to this Agreement and documents or instruments executed in connection with this Agreement on behalf of Purchaser have all requisite authority to do so on behalf of Purchaser.

                  3.5 BROKERS, FINDERS. Purchaser has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.5 that may be due in connection with the transactions contemplated hereby, except as expressly provided in Section 4.14. Any fees due to Alliance Financial LLC in connection with this transaction shall be the obligation of First Fidelity Capital.

                  3.6 ORGANIZATION; AUTHORITY. Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder. The acquisition of the Securities and the payment of the purchase price therefor by Purchaser have been duly authorized by all necessary action on the part of Purchaser.

                  3.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith (collectively with this Agreement, the "Transaction Documents"), and the consummation of the transactions contemplated by the Transaction Documents, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser is subject or to which any of its assets, operations or management may be subject.

                  3.8 DISCLOSURE; ACCESS TO INFORMATION. Purchaser has received copies of or has had access to all documents, records, books and other information pertaining to Purchaser's investment in the Company and the Securities that have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of and receive answers from the Company and its management concerning all aspects of the Company and of this transaction. Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser has reviewed or received copies of any such reports that have been requested by it. Purchaser further acknowledges that it has been provided with copies of the Company's certificate of incorporation, as amended (the "Certificate of Incorporation"), and the Company's by-laws (the "By-Laws").

                  3.9 MANNER OF SALE. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to the Securities, other than the Registration Statement.

                  3.10 ACCURACY OF OTHER MATERIALS. To the extent Purchaser has received from the Company documents or other materials which constitute summaries, projections, forecasts or estimates, Purchaser acknowledges the following with respect to such documents or other materials: Such documents or other materials are intended to illustrate projected financial and other results based upon a set of assumptions (in some cases based on information obtained by the Company from outside sources) the Company views as reasonable and obtainable; all such summaries, projections, forecasts or estimates pertaining to revenue growth, profitability and other similar financial or market data are forward-looking statements; such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected; and no representations or warranties of future performance by or market trends for the Company are intended, and such are expressly disclaimed.

                  3.11 TRANSACTION STRUCTURE. Purchaser believes that the proposed transaction will not contravene or be in conflict with the published interpretations of the SEC promulgated under the Securities Act of 1933 and the Exchange Act of 1934, including without limitation, the provisions of Section 5 of the Securities Act and Regulation M under the Exchange Act.

                  3.12     ACCURACY OF REPRESENTATIONS AND INFORMATION.

                           (a)      Purchaser acknowledges that the Securities
are not presently qualified or registered for sale in all states (including California). Purchaser agrees to abide by the securities laws of any state in which it contemplated resale of the Securities.

                           (b)      All representations made by Purchaser in
this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser are correct and complete in all material respects as of the date hereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as otherwise set forth in the schedules hereto, the Company hereby represents and warrants to Purchaser as follows, which representations and warranties are solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser at any time prior to Closing:

                  4.1 COMPANY STATUS. The Company is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of the Common Stock, and such Common Stock is currently listed on the Over the Counter Bulletin Board.

                  4.2 CURRENT PUBLIC INFORMATION. The Company has furnished or made available to Purchaser true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with SEC by or with respect to the Company since December 31, 1997 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1997 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since January 1, 1996 and prior to the date of this Agreement.

                  4.3 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

                  4.4 VALID ISSUANCE OF COMMON STOCK. The Company has an authorized capitalization consisting of one hundred and fifty million (150,000,000) shares of Common Stock, and no shares of preferred stock. As of May 25, 2000, the Company has issued and outstanding one hundred one million, four hundred seventy-eight thousand, eight hundred eighty-four (101,478,884) shares of Common Stock. The number of shares of Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of the Company are as set forth in
Schedule 4.4. Schedule 4.4 sets forth the number of shares of Common Stock which are reserved for issuance under the Company's existing stock option plans. No shares of the Company's preferred stock are issued and outstanding. All of the shares of Common Stock outstanding have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in Schedule 4.4, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of it Subsidiaries is or may become bound to redeem or issue additional shares of capital stock of the Company or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of the Subsidiaries, (ii) there are no outstanding debt securities, other than indebtedness to banks and other institutional lenders set forth on Schedule 4.4, and (iii) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in Schedule 4.4, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Upon issuance of the Securities, such securities will be duly and validly issued, fully paid and non-assessable.

                  4.5 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any Subsidiaries, except for those listed on Schedule 4.5 attached to this Agreement (the "Subsidiaries"). The Subsidiaries are duly incorporated and existing in good standing under the laws of the jurisdiction of their incorporation. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties or financial condition of the entity or entities with respect to which such term is used and which is material and adverse to such entity or to other entities controlling or controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity or entities with respect to which said term is used to enter into and perform its obligations under the Transaction Documents.

                  4.6 AUTHORIZATION: ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents and to issue the Securities in accordance with the terms of the Transaction Documents, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents (assuming due authorization and valid and legal execution by Purchaser) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  4.7 CORPORATE DOCUMENTS. The Company has furnished or made available to Purchaser true and correct copies of its Certificate of Incorporation and Bylaws.

                  4.8 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Securities, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-laws, or (ii) conflict with, or result in a breach of or forfeiture of any rights (or result in an event which with notice or lapse of time or both would become a breach of or forfeiture of any rights) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms of this Agreement (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any closing hereunder, and any registration statement which may be filed in furtherance of this Agreement); PROVIDED that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein. Neither the Company nor any of the Subsidiaries is in violation of any material term of or in material default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree of order or any statute, rule or regulation applicable to the Company or the Subsidiaries, which has not been duly waived as of the date of this Agreement.

                  4.9 SEC DOCUMENTS. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to each Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to each Closing Date contain, any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to each Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-QSB of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  4.10 NO UNDISCLOSED LIABILITIES. Except to the extent described in Schedule 4.10, the Company and the Subsidiaries have no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Subsidiaries' respective businesses consistent with past practice since December 31, 1996, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

                  4.11 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents or otherwise disclosed in writing to Purchaser, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect or which might materially adversely affect the transactions contemplated by this Agreement.

                  4.12 OTHER DOCUMENTS OR MATERIALS. With respect to any document or other materials received by Purchaser from the Company or its representatives other than the Transaction

Documents and the SEC Documents, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein, as of the date of such other documents or materials, contained material errors or misstatements or do not adequately describe the status of the development of the Company's technologies or its business as of such date, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

                  4.13 NATURE OF COMPANY. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

                  4.14 BROKERS, FINDERS. Except for payment of commitment fees to Purchaser, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this
Section 4.14 that may be due in connection with the transactions contemplated hereby. Any fees due to Alliance Financial LLC in connection with this transaction shall be the obligation of First Fidelity Capital.

                  4.15 ABSENCE OF CERTAIN CHANGES. Since January 31, 2000, no Material Adverse Effect has been suffered by, and no material adverse development has occurred in the business, properties, operations, financial condition or results of operations of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  4.16 INTELLECTUAL PROPERTY RIGHTS. Other than as described in the SEC Documents, the Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. Other than as described in the SEC Documents, the Company and the Subsidiaries do not have any knowledge of any infringement by the Company or the Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the best knowledge of the Company, being threatened against, the Company or the Subsidiaries regarding trademark, trade name, patent, patent rights, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company and the Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  4.17 INTERNAL ACCOUNTING CONTROLS. The Company is aware of no respect in which its system of internal accounting controls is not sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.18 TAX STATUS. The Company and the Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  4.19     CERTAIN TRANSACTIONS. Except as set forth in
Schedule 4.19 or in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors, or employees of the Company (or any spouse or relative of any such person) is presently a party to any transaction with the Company (other than for services as employees, officers, consultants and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.20 DILUTION. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

                  4.21 OTC BB LISTING. The Company's Common Stock is presently quoted on the Over the Counter Bulletin Board under the symbol "AQSE." The Company is not in receipt of any written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such stock exchange, market or trading facility or that the Common Stock will be delisted from such stock exchange, market or trading facility.

                  4.22 NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since December 31, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         5. USE AND DISPOSITION OF PROCEEDS. The Company will use the proceeds from the sale of the Common Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale to Purchaser) but shall not, directly or indirectly, use such proceeds for investment in any other Affiliate or to repay debt to Affiliates.

         6. COMPANY RELIANCE ON PURCHASER'S REPRESENTATIONS. Purchaser understands that the Company is relying on the truth and accuracy of the representations and warranties made herein by Purchaser in offering the Securities for sale and in relying upon applicable exemptions available under the Securities Act and applicable state securities laws.

         7. RESTRICTED SHARES. Purchaser understands and acknowledges that if the Securities have not been, and will not as of the time issued be, registered under the Securities Act, they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective registration statement filed under the Securities Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Securities, Purchaser is aware (a) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any Securities; and (b) that a restrictive legend will be placed on certificates representing the Securities, which legend will read substantially as follows:

         THESE SECURITIES ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED UNDER THE ACT, INCLUDING EXEMPTIONS UNDER SECTIONS 3(b) AND 4(2) OF THE ACT AND THE PROVISIONS OF REGULATION D UNDER SUCH ACT, AND SIMILAR EXEMPTIONS UNDER STATE LAW. ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED UNLESS SUCH SECURITIES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR AN EXEMPTION FROM SUCH

         REGISTRATION REQUIREMENT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF SECURITIES COUNSEL REASONABLY
         SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IS
         AVAILABLE.

The legend set forth above shall be promptly removed without additional cost or delay, and the Company shall issue a certificate without such legend to the holder of any of the Securities upon which such legend is stamped (or to the holder's assignee), if, unless otherwise required by state securities laws, (i) such securities are registered for resale, or have been sold, under an effective registration statement under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Notwithstanding the removal of the legend set forth above, in the event the Securities are registered for resale on an effective registration statement, the Company reserves the right to affix a legend on certificates representing the Securities that any selling shareholder named in the registration statement must comply with the prospectus delivery requirements of the Securities Act in connection with any resale. The Company shall bear the cost of the removal of any legend as anticipated by this
Section 7.

         8.       OTHER COVENANTS OF THE COMPANY.

                  8.1 FURNISHING OF INFORMATION. As long as Purchaser owns Securities, the Company covenants to use all diligent efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which Purchaser may resell all of the Securities without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

                  8.2 CERTAIN AGREEMENTS. The Company covenants and agrees that it will not, without the prior written consent of Purchaser enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until May 25, 2001. (the "Restrictive Period"), other than as agreed to in writing by the parties.

                           (a)      The provisions of this subparagraph will not
apply to (w) the sale and issuance of up to four million ($4,000,000) dollars of Common Stock on or before September 4, 2000, (x) Common Stock issued pursuant to Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; or (y) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; or (z) Upon conversion or exercise of any convertible or derivative securities outstanding on the date hereof, as set forth on
Schedule 8.2.

                  8.3 WARRANTS. The Company agrees to issue to Purchaser transferable divisible warrants (i) upon execution hereof, to purchase one hundred fifty thousand (150,000) shares of Common Stock at an exercise price equal to eighty percent (80%) of the Closing Bid Price of the Common Stock on the date hereof (the "Initial Warrant"); (ii) upon the effectiveness of the Registration Statement required to be filed pursuant to Section 2 of the Registration Rights Agreement, to purchase one million, three hundred fifty thousand (1,350,000) shares of Common Stock at an exercise price equal to eighty percent (80%) of the average Market Price of the Common Stock on the last five trading days immediately prior to the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Registration Warrant"); and (iii) to purchase a maximum of nine hundred and fifty thousand (950,000) shares of Common Stock ("Additional Warrants") on a pro rata basis in conjunction with each Additional Closing, exercisable at the closing bid price, at the date of each Additional Closing.

                  8.4 AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares under the terms of this Agreement, and Common Stock for issuance pursuant to the exercise of the Warrants.

                  8.5 REIMBURSEMENT. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under applicable securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Purchaser is a named party, the Company will pay Purchaser the charges, as reasonably determined by Purchaser, for the time of any officers or employees of Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Purchaser and any such Affiliate and any such Person. The Company also agrees that neither any Purchaser nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of Purchaser or any inaccuracy in any representation or warranty of Purchaser contained in herein or any breach by Purchaser of any of the provisions hereof.

         9.       TRANSFER AGENT INSTRUCTIONS.

                  9.1 IRREVOCABLE INSTRUCTIONS. Subject to the provisions of Section 2.5, the Company will irrevocably instruct the Transfer Agent to issue securities from time to time in such amounts as shall be required hereunder and as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 7 of this Agreement prior to registration of the Securities under the Securities Act, registered in the name of Purchaser and in such denominations to be specified by Purchaser in connection with each closing hereunder. The Company warrants that no instruction other than such instructions referred to in this Section 9 and stop transfer instructions to give effect to Section 7 hereof prior to registration and sale of the Securities under the Securities Act will be given by the Company to the Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 9 shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

                  9.2 TRANSMISSION OF CERTIFICATES. Subject to Section 7, the Company will transmit the certificates representing any unlegended securities to be issued to Purchaser via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Transfer Agent of the certificate representing the legended Common Stock or the date unlegended Common Stock is required to be issued pursuant to Section 7, as applicable (the "Delivery Date").

                  9.3 ELECTRONIC TRANSFER. In lieu of delivering physical certificates representing the unlegended securities issuable after the Effective Date as provided in Section 7, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and Purchaser thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Purchaser by crediting the account of Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  9.4 BANKRUPTCY. Purchaser shall be entitled to exercise its right under Section 2.3 notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the holder's repricing right. The Company agrees, without cost or expense to the holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

                  10.      CLOSING CONDITIONS

                  10.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The Purchaser understands that the Company's obligation to sell the Initial Shares and the Additional Shares on the Initial Closing Date and each Additional Closing Date, respectively, pursuant to this Agreement is conditioned upon:

                           (a)      the accuracy on each such date of the
representations and warranties of Purchaser contained in this Agreement as if made thereon, and the performance by Purchaser on or before such date of all covenants and agreements of Purchaser required to be performed on or before such date;

                           (b)      there not being in effect any law, rule or
regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor there being any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  10.2. CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE. The Company understands that Purchaser's obligation to purchase the Initial Shares and the Additional Shares on the Initial Closing Date and each Additional Closing Date, respectively, pursuant to this Agreement is conditioned upon:

                           (a)      the accuracy in all material respects on
each such date of the representations and warranties of the Company contained in this Agreement as if made on such date and the performance by the Company on or before each such date of all covenants and agreements of the Company required to be performed on or before such date;

                           (b)      on or before each such date, Purchaser
having received an opinion of counsel for the Company, dated on each such date, in the form of Exhibit G hereto;

                           (c)      there not being in effect any law, rule or
regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor there being any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; and

                           (d)      from and after the date hereof to and
including the Initial Closing Date and the Additional Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD.

         11.      GENERAL PROVISIONS.

                  11.1 ASSIGNMENT. Neither this Agreement nor any rights of Purchaser hereunder may be assigned by either party to any other person without the prior written consent of the Company.

                  11.2 ATTORNEYS' FEES. In the event any dispute arises under this Agreement or the documents or instruments executed and delivered in connection with this Agreement, and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys' fees and legal costs.

                  11.3 CHOICE OF LAW; VENUE. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  11.4 COSTS AND EXPENSES. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement, except that the Company shall pay an amount of $17,500.00 to legal counsel of Purchaser to cover legal fees and due diligence expenses, subject to the exceptions contained in

Section 2(b) of the Registration Rights Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                  11.5 COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  11.6 ENTIRE AGREEMENT: AMENDMENT. This Agreement, together with the exhibits to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  11.7 HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  11.8 NOTICES. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, as follows:

                           If to the Company:

                           Aquasearch, Inc.
                           75-4460 Queen Ka 'ahamano Hwy.
                           Suite 110
                           Kailua - Kona, HI 96740
                           Attention: David G. Watumull
                                      Executive Vice President
                           Fax No.: (808) 988-5816

                           With a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Attention:   Steven L. Berson, Esq.
                                        Thomas M. Dono, Jr., Esq.
                           Tel. No.: (650) 493-9300
                           Fax No.:  (650) 493-6811

                           If to Purchaser:

                           Alpha Venture Capital, Inc.
                           P.O. Box 11
                           Avarua Raotonga
                           Cook Island
                           Attention: Mr. Barry Herman, Director
                           Fax No.: (242-356-0037)

                           With a copy to:

                           Krieger & Prager, Esqs.
                           39 Broadway
                           Suite 1440
                           New York, New York 10006
                           Attention:  Samuel M. Krieger, Esq.
                           Fax No.: (212) 363-2999

All notices and communications shall be effective as follows: When mailed, upon five (5) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

                  11.9 PUBLICITY. Purchaser acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-B, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Purchaser further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel. Purchaser consents to the Company's public disclosure of this Agreement in accordance with the Securities Act and the Exchange Act.

                  11.10 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  11.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Securities, and shall inure to the benefit of Purchaser and its successors and permitted assigns.

                  11.12 SCHEDULES AND EXHIBITS. The schedules and exhibits attached to this Agreement are a part hereof, as if fully set forth herein.

                  11.13 The Purchaser's obligation hereunder to purchase Common Stock of the Company shall expire on the later to occur of (i) eighteen
(18) months after the Initial Closing Date, or (ii) the date on which the Company has sold a total of ten million dollars ($10,000,000) of Common Stock to the Purchaser; provided, however, that the Purchaser's obligations shall terminate no later than twenty-four (24) months after the Initial Closing Date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed and delivered as of the date first above written.

                                     COMPANY:

                                     AQUASEARCH, INC.



                                     By: /s/ David G. Watumull
                                         -----------------------------
                                     David G. Watumull
                                     Executive Vice President


                                     PURCHASER:

                                     ALPHA VENTURE CAPITAL, INC.



                                     By: /s/ Barry W. Herman
                                         -----------------------------
                                     Name: Barry W. Herman
                                           ---------------------------
                                     Title:   President
                                           ---------------------------

                                  SCHEDULE 4.4


                                                                                           AS OF
                                                                                        MAY 25, 2000
                                                                                    ---------------------
COMMON STOCK:
   Shares authorized                                                                      150,000,000
   Shares issued and outstanding                                                          101,478,884
   Shares subject to issuance upon exercise of issued and outstanding warrants              8,742,160
   Shares subject to issuance upon exercise of issued and outstanding options              13,234,350
   Shares reserved for issuance under the Company's Employee Stock Option Plan              5,000,000
   Shares subject to issuance upon conversion of outstanding convertible notes
     payable                                                                                1,332,252

PREFERRED STOCK:
   Shares authorized                                                                        5,000,000
   Shares issued and outstanding                                                                    -

OUTSTANDING DEBT SECURITIES TO BANKS AND OTHER INSTITUTIONAL LENDERS
   Citicorp Leasing, Inc. (equipment lease, original amount)                                  $44,000
   Fidelity Capital, Inc. (equipment credit line)                                            $200,000
   Dell Computer Corporation (equipment lease, original amount)                               $15,000


                                  SCHEDULE 4.5


Subsidiaries of Aquasearch, Inc. as of May 25, 2000:                       None

                                  SCHEDULE 4.10


Undisclosed Liabilities, as defined in Section 4.10 of the
 Agreement, as of May 25, 2000:                                            None

                                  SCHEDULE 4.19


Certain Transactions, as defined in Section 4.19 of the Agreement,
  as of May 25, 2000:                                                      None

                                  SCHEDULE 8.2


Shares subject to issuance upon conversion of outstanding
  convertible notes payable as of May 25, 2000                        1,332,252

                                    EXHIBIT A

                                   DEFINITIONS

"Additional Closing" means the closing of the purchase and sale of Common Stock pursuant to each additional Put Notice issued after the Initial Put Notice.

"Additional Closing Date" means the date on which each Additional Closing takes place.

"Additional Shares" means the shares of Common Stock to be delivered at each Additional Closing.

"Additional Warrants" means a warrant in the form of Exhibit E hereto to purchase the number of shares of Common Stock specified in Section 8.3 hereof.

"Affiliate" has the meaning set forth in the Exchange Act and the rules and regulations thereunder.

"Business Day" means a day on which the Nasdaq stock market is open for regular trading.

"Closing Date" means either the Initial Closing Date or the Additional Closing Date.

"Common Stock" means common stock, $0.0001 par value per share, of the Company.

"Effective Date" means the effective date of the registration statement filed pursuant to the Registration Rights Agreement.

"Escrow Agent" means Dundee Securities Corporation.

"Escrow Funds" means the funds held by the Escrow Agent under the Joint Escrow Instructions together with all interest and income earned thereon.

"Exchange Act" is defined in Section 3.8.

"Initial Closing" means the closing of the purchase and sale of Common Stock pursuant to the Initial Put Notice.

"Initial Closing Date" means the date on which the Initial Closing takes place.

"Initial Put Notice" means the first Put Notice delivered to the Purchaser pursuant to the terms of this Agreement.

"Initial Shares" is defined in Section 2.1.

"Initial Warrant" means a warrant in the form of Exhibit E hereto to purchase the number of shares of Common Stock specified in Section 8.3 hereof.

"Joint Escrow Instructions" means the joint escrow instructions in the form of Exhibit C hereto.

"Market Price" means the closing bid price of the Common Stock as reported, at the option of the Purchaser, by Bloomberg, LP or the National Association of Securities Dealers.

"Material Adverse Effect" is defined in Section 4.5.

"Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a governmental entity or agency.

"Purchase Price" is defined in Section 1.1.

"Put Amount" is defined in Section 2.2(b).

"Put Notice" shall mean the notice delivered by the Company to the Purchaser in compliance with the notice provisions of Section 2.2 hereof.

"Registration Rights Agreement" means the registration rights agreement in the form of Exhibit F hereto.

"Registration Warrant" means a warrant in the form of Exhibit E hereto to purchase the number of shares of Common Stock specified in Section 8.3 hereof.

"SEC" means the U.S. Securities and Exchange Commission.

"SEC Documents' is defined in Section 4.2.

"Securities" means the Initial Shares, the Additional Shares, the Initial Warrant, the Registration Warrant, the Additional Warrants and the shares issuable under the Warrants.

"Securities Joint Escrow Instructions" means the securities joint escrow instructions in the form of Exhibit B hereto.

"Share Escrow Agent" shall mean Dundee Securities Corporation..

"Share Valuation Date" shall mean the fifth (5th) business day after delivery of the Put Notice.

"Share Payment Date" shall mean the eleventh (11th) business day after the Put Notice.

"Subsidiaries" is defined in Section 4.5

"Trading Volume" shall mean the product of the Market Price and the daily trading volume as reported by Bloomberg, LP.

"Transaction Documents" is defined in Section 3.7.

"Transfer Agent" shall mean American Securities Transfer & Trust, Inc., the transfer agent for the Company's Common Stock.

"Warrants" means the Initial Warrant, Registration Warrant, and any Additional Warrants.

EXHIBIT B
TO
COMMON STOCK PURCHASE AGREEMENT

                      SECURITIES JOINT ESCROW INSTRUCTIONS

June 14, 2000.


Dundee Securities Corporation
Suite 3424, Four Bentell Centre
1055 Dunsmuir Street, P. O. Box 49207
Vancouver, BC V7X 1KB

RE:           Alpha Venture Capital, Inc.

Dear Sirs:

         As escrow agent for both Aquasearch, Inc., a Colorado corporation (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation (the "Purchaser") of Shares of the Company, who is named in the Common Stock Purchase Agreement (the "Agreement") between the Company and the Purchaser to which a copy of these Securities Joint Escrow Instructions is attached as Exhibit A (the "Agreement") (capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement), you (hereafter, the "Share Escrow Agent") are hereby authorized and directed to hold the documents delivered to the Share Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

         1. Upon its acceptance of the Common Stock Purchase Agreement, the Company shall deliver or cause to be delivered to the Share Escrow Agent, common stock share certificates evidencing a total of twenty million (20,000,000) shares consisting of twenty (20) certificates of one million (1,000,000) shares each (collectively the "Share Certificates").

         2. The Share Certificates delivered to the Share Escrow Agent pursuant hereto shall be deposited for safekeeping with the Share Escrow Agent (the "Escrow Account"). During the Escrow Period (hereinafter defined), none of the Share Certificates deposited in the Escrow Account shall become the property of the Purchaser or any other entity or be subject to the debts of the Purchaser or any other entity except as expressly provided herein, and the Share Escrow Agent shall neither make nor permit any disbursements or deliveries from the Escrow Account except as expressly provided herein.

         3. The Escrow Period shall begin on the effective date of the Agreement and, except as provided in Section 4 below, shall continue until it expires pursuant to Section 2.2(g) of the Agreement. Notwithstanding the foregoing, if there remain Share Certificates in the Escrow Account, all such Share Certificates then remaining in the Escrow Account shall forthwith be forwarded to American Securities Transfer & Trust, Inc., the transfer agent for the Company's Common Stock (the "Transfer Agent"), within five (5) business thereafter upon written request given to Share Escrow Agent by the Company.

         4. Not later than two (2) business days after the Share Valuation Date, the Company shall deliver a letter to the Share Escrow Agent advising the Share Escrow Agent of the maximum number of shares that may be sold by the Purchaser free of restrictive legend pursuant to the relevant Put Notice. The Share Escrow Agent shall promptly, upon receipt of such letter, deliver one or more Share Certificates to the Transfer Agent for removal of legend pursuant to the instructions annexed hereto. Purchaser shall make payment of the Put Amount (less any applicable legal or other fees) within three (3) business days of such untendered share certificates to the Share Escrow Agent (the "Share Payment Date").

         5. Upon receipt of such Share Certificates, the Share Escrow Agent shall cause same to be delivered to or for the benefit of the Purchaser pursuant to written instructions of the Purchaser.

         6. The Company shall deliver to the Share Escrow Agent appropriate written notice of any extension or amendment to the Agreement.

         7. The Share Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Share Escrow Agent.

         8. The Share Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Share Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Share Escrow Agent shall not be personally liable for any act the Share Escrow Agent may do or omit to do hereunder as Share Escrow Agent while acting in good faith, and any act done or omitted by the Share Escrow Agent pursuant to the advice of the Share Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         9. The Share Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Share Escrow Agent obeys or complies with any such order, judgment or decree, the Share Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         10. The Share Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         11. The Share Escrow Agent shall be entitled, at its own expense, to employ such legal counsel and other experts as the Share Escrow Agent may deem necessary properly to advise the Share Escrow Agent in connection with the Share Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. The Share Escrow Agent's responsibilities as Share Escrow Agent hereunder shall terminate if the Share Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Share Escrow Agent that is agreeable to both parties.

         13. If the Share Escrow Agent reasonably requires other or further instruments in connection with these Securities Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents held by the Share Escrow Agent hereunder, the Share Escrow Agent is authorized and directed in the Share Escrow Agent's sole discretion (a) to retain in the Share Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Share Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or
(b) to deliver the Escrow Funds and any other property and documents held by the Share Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the City of Los Angeles and State of California in accordance with the applicable procedure therefor.

         15. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Share Escrow Agent and its officers, employees and agents from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Share Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Share Escrow Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this agreement or the resignation of the Share Escrow Agent.

         16. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or five (5) business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

                           If to Company:

                           Aquasearch, Inc.
                           75-4460 Queen Ka 'ahamano Hwy.
                           Suite 110
                           Kailua - Kona, HI 96740
                           Attention: David G. Watumull
                                        Executive Vice President
                           Fax No.: (808) 988-5816

                           With a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Attention:   Steven L. Berson, Esq.
                                       Thomas M. Dono, Jr., Esq.
                           Tel. No.: (650) 493-9300
                           Fax No.:  (650) 493-6811

                           If to Purchaser:

                           Alpha Venture Capital, Inc.
                           P.O. Box 11
                           Avarua Raotonga
                           Cook Island
                           Attention: Mr. Barry Herman, Director
                           Fax No.: (242) 356-0037

                           With a copy to:

                           Krieger & Prager, Esqs.
                           319 Fifth Avenue
                           New York, NY  10016
                           Attention:  Samuel M. Krieger, Esq.
                           Fax No.: (212) 213-2077

                      If to Share Escrow Agent:

                           Dundee Securities Corporation
                           Suite 3424 Four Bentall Centre
                           1055 Dunsmuir Street
                           P. O. Box 49207
                           Vancounver, BC V7X 1KB
                           Fax No.: (604) 642-0388

         16. By signing these Securities Joint Escrow Instructions, the Share Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Share Escrow Agent does not become a party to the Agreement. The Company and the Purchaser have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of California without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Share Escrow Agent shall be legal and binding on all parties hereto.

         18. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

         19. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto.

                                        AQUASEARCH, INC.


                                         By:
                                            ------------------------------
                                            David G. Watumull
                                            Executive Vice President

                                        ALPHA VENTURE CAPITAL, INC.


                                        By:
                                            ------------------------------
                                            Barry Herman
                                            Title:
                                                   ------------------------


                                        DUNDEE SECURITIES CORPORATION


                                        By:
                                            -----------------------------
                                     Name:
                                            ---------------------------
                                     Title:
                                            ---------------------------

                                    EXHIBIT C
                                       TO
                         COMMON STOCK PURCHASE AGREEMENT

                            JOINT ESCROW INSTRUCTIONS



June 14, 2000

Dundee Securities Corporation
Suite 3424 Fourt Nethnall Centre
1055 Dunsmuir Street
P. O. Box 49207
Vancounver, BC V7X 1KB

Gentlemen:

         As escrow agent for both Aquasearch, Inc., a Colorado corporation (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation (the "Buyer") of Common Stock (the "Common Stock") of the Company, who is named in the Common Stock Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as Exhibit B (the "Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

          1. The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of the Put Amount for the relevant Common Stock from or on behalf of the Buyer, and notify the Buyer (or such agent as the Buyer may designate in writing) of receipt of the relevant Common Stock. As promptly as feasible upon receipt of written notice from the Company and the Buyer that the respective conditions precedent to the purchase and sale have been satisfied (which notice shall not be unreasonably withheld), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentences of this paragraph, release the relevant Escrow Funds to or upon the order of the Company, and shall release the relevant Common Stock to the Buyer. After receipt of such notice, the amount of five percent (5%) of the Put Amount of the relevant Common Stock as the aggregate commitment fee to the Buyer shall be released up to an amount of $5,000,000.00, thereafter the amount of three percent (3%) of the Put Amount of the relevant Common Stock as the aggregate commitment fee to the Buyer shall be released If the Company and the Buyer notifies the Escrow Agent that on the relevant Closing Date the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement to be effected that date were not satisfied or waived, then the Escrow Agent shall return the relevant Escrow Funds to the Buyer. Prior to return of any Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's account at Manufacturer's Trust.

          2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

          3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

          4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

          7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a mutually agreeable successor Escrow Agent.

          8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the City of Los Angeles and State of California in accordance with the applicable procedure therefor.

         10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

         11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

         12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of California without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         14. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

                                    AQUASEARCH, INC.


                                         By:
                                            ---------------------------------
                                            David G. Watumull
                                            Executive Vice President

                                        ALPHA VENTURE CAPITAL, INC.


                                        By:
                                            ---------------------------------
                                            Barry Herman
                                            Title:
                                                   ----------------------------


ACCEPTED BY ESCROW AGENT:

DUNDEE SECURITIES CORPORATION.


By:
    ---------------------------------------
Date:
      -------------------------------------

                                                                       EXHIBIT D

                        TRANSFER AGENT INSTRUCTIONS


                                                          ________________, 2000


Ladies & Gentlemen:

         Reference is made to that certain Common Stock Purchase Agreement (the "Agreement") between AQUASEARCH, INC., a Colorado corporation (the "Company"), and ALPHA VENTURE CAPITAL, INC., a Cook Islands corporation (the "Investor") pursuant to which the Company is issuing to the Investor shares (the "Shares") of the Company's common stock, $.0001 par value per share (the "Common Stock") and certain Common Stock purchase warrants (the "Warrants") which shall be exercisable into shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares"). The Shares and Warrant Shares are collectively referred to herein as "Underlying Shares".

         This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent for the Company with respect to its Common Stock at such time) to issue Underlying Shares from time to time upon notice from the Company to issue such Underlying Shares. So long as you have previously received (x) an opinion of the Company's outside counsel substantially in the form of Exhibit I attached hereto (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering resales of Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be issued (or reissued if they have been issued at a time when there was not such an effective registration statement) or resold without any restrictive legend (the "Opinion"), (y) a copy of such registration statement and (z) an appropriate representation that the resale prospectus contained in the registration statement will be delivered in compliance with applicable rules and regulations, then certificates representing Underlying Shares shall not bear any legend restricting transfer of Underlying Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received a copy of the Opinion, such registration statement and such representation, then certificates representing Underlying Shares shall bear the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE

                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

and, provided, further, that the Company may, from time to time, notify you to place stop-transfer restrictions on the certificates for Underlying Shares in the event, but only in the event, a registration statement covering Underlying Shares is subject to amendment for events then current.

         Please be advised that the Investor has relied upon this instruction letter as an inducement to enter into the Purchase Agreement and, accordingly, the Investor, is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ______________________.

                                   Very truly yours,

                                   -----------------------------------



                                   By:
                                       --------------------------------
                                            Name:
                                                  ------------------------
                                            Title:
                                                   -------------------------
ACKNOWLEDGED AND AGREED:

            [TRANSFER AGENT]
------------------------------------

By:
    ---------------------------------
         Name:
               -------------------------
         Title:
                --------------------------
         Tel.:
               ---------------------------

                                                                       EXHIBIT E

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                AQUASEARCH, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by AQUASEARCH, INC., a Colorado corporation (the "Company"), ALPHA VENTURE CAPITAL, INC., or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing ____________________ until 5:00 P.M., New York City time, on _____________ (the "Expiration Date"), _____________________________
(______________)1 fully paid and nonassessable shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") at an initial exercise price of $_______ per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2. EXERCISE OF WARRANTS. (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant to the Company to receive a number of shares of Common Stock equal to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the product of the number of shares issuable upon exercise and the Exercise Price, divided by the Market Value Per Share. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00 and decides to use the "cashless exercise" method to exercise its option to purchase all 1,500,000 shares at a time when the Company's Common Stock has a Market Value Per Share of $10.00, Holder would receive 1,350,000 shares of Common Stock upon exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant, and "Market Value Per Share" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the duly executed Notice of Exercise Form.

                           (b)      For purposes of Rule 144 promulgated under
the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

                  3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.       PROTECTION AGAINST DILUTION.

                           6.1      ADJUSTMENT MECHANISM. If an adjustment of
the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share (the "Adjusted Exercise Price"), to equal (iii) the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the Exercise Price before adjustment. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00, and the Adjusted Exercise Price is $0.50, Holder will be entitled to receive 3,000,000 shares of Common Stock.

                           6.2      CAPITAL ADJUSTMENTS. In case of any stock
split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                           6.3      ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued if Holder had exercised its right to purchase all of the remaining Common Stock available to Holder under this Warrant as of the close of business on the trading day immediately before the record date (the "Outstanding Warrants") for determining the amount of the number of Spin Off Securities to be issued to security holders of the Company (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder upon exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the Outstanding Warrants.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form SB-2 or another available form (the "Registration Statement"), pursuant to the Registration Rights Agreement between
the Company and Holder dated June   , 2000.

                  8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           If to the Company:

                           Aquasearch, Inc.
                           75-4460 Queen Ka 'ahamano Hwy.
                           Suite 110
                           Kailua - Kona, HI 96740
                           Attention: David G. Watamull, Executive V.P. of
                                          Corporate Finance & Development
                           Fax No.: (808) 988-5816

                           With a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           50 Page Mill Road
                           Palo Alto, CA 94304
                           Attention:   Steven L. Berson, Esq.
                           Thomas M. Dono, Jr., Esq.
                           Tel. No.: (650) 493-9300
                           Fax No.: (650) 493-6811

                           If to Purchaser:

                           Alpha Venture Capital, Inc.
                           P.O. Box 11
                           Avarua Raotonga
                           Cook Island
                           Attention: Mr. Barry Herman, Director
                           Fax No.: (242-356-0037)

                           with a copy to:

                           Krieger & Prager LLP
                           Suite 1440
                           39 Broadway
                           New York, New York 10006

                           Tel No.: (212) 363-2900
                           Fax No.: (212) 363-2999

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

                  9. If the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares pursuant to Section 3(f) by the third (3rd) Trading Day after the Date of Exercise, the company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such third 3rd) Trading Day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  10. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  12. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  13. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of
the day of             , 2000.

                                AQUASEARCH, INC.


                                By:
                                    ------------------------------------
                                         Its
                                             -------------------------------

ATTEST:


-------------------------------

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, to purchase __________shares of the Common Stock, par value $_______ per share, of
___________________ and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:


Dated:
      ----------------------

By:
   ----------------------------------


/_/  CASH:             $
                        -----------------------

                                                                       EXHIBIT H

                        [LETTERHEAD OF AQUASEARCH CORP.]



Dundee Securities Corporation

--------------------------------------
Vancouver, B.C.

Gentlemen:

         Pursuant to the terms of Section 2.5 of the Common Stock Purchase Agreement, please be advised that _________ is the maximum number of shares that Alpha Venture Capital, Inc. shall be entitled to sell pursuant to the Put Notice dated ________________, a copy of which has previously been delivered to Alpha and yourselves, and an additional copy of which is annexed hereto.

                                                 Very truly yours,






cc:      Alpha Venture Capital, Inc.
         First Fidelity Capital, Inc.

                                                                       EXHIBIT I

                        [FORM OF OUTSIDE COUNSEL OPINION]


[Addressee]
[Address]

TO WHOM IT MAY CONCERN:

         The Registration Statement on Form ____ (File No. 333-______________) of the Company (the "Registration Statement"), a copy of which is enclosed, was declared effective at ____________M. Eastern Time on ____________, 2000. Upon issuance of the Underlying Shares referred to in the Company's instruction letter attached, and provided that you have received a copy of the representation pursuant to item (z) in the second paragraph of such instruction letter, you are authorized to issue certificates for the Company's common stock without restrictive legends. No stop order suspending the effectiveness of the Registration Statement covering any or _______________________________________.

                                                 Very truly yours,